EXHIBIT 4.8

TAT Warrant Agreement


                                WARRANT AGREEMENT

THIS WARRANT AGREEMENT (the "Agreement"), is made as of the 15th day of June, 2004 BY AND BETWEEN

(1) TAT Technologies Ltd. ("TAT"), an Israeli public company, whose shares are traded on Nasdaq; and

(2) TA-TOP, Limited Partnership ("TATOP"), a limited partnership wholly owned by (x) TA-TEK Ltd., an Israeli private company, wholly owned by FIMI Opportunity Fund, L.P., a limited partnership formed under the laws of the State of Delaware, and by (y) FIMI Israel Opportunity Fund Limited Partnership, a limited partnership, registered in Israel (the "Opportunity Fund").

WHEREAS

(a) On the date hereof, TAT and TATOP are entering into (i) a Share Purchase Agreement (the "SPA"), pursuant to which TATOP shall purchase from TAT, at the Closing (as defined in the SPA) 857,143 Ordinary Shares of TAT, nominal value NIS 0.90 each, and (ii) a Credit Line Agreement (the "Credit Line Agreement"), pursuant to which TATOP shall make available to TAT a Credit Line (as defined therein), all subject to the terms and conditions more fully set forth therein.

(b) In connection with the foregoing, TAT agrees to grant TATOP, at the Closing, a non-assignable Warrant (the "Warrant") to purchase up to 500,000 Ordinary Shares of TAT, nominal value NIS 0.90 per share (the "Warrant Shares"), for an aggregate amount of US$ 4,250,000 (the "Warrant Amount"), all subject to the terms and conditions hereof.

Therefore, in consideration of the foregoing, TAT and the TATOP, for value received, hereby agree as follows:

1.   Issue of Warrant.

1.1 General. At the Closing (as defined in the SPA), TAT will authorize, issue and deliver to TATOP the Warrant to purchase the Warrant Shares for the Warrant Amount.

1.2 No Rights as Shareholder. Nothing contained in this Agreement or in the Warrant shall, prior to an exercise thereof, as stipulated hereunder, be construed as conferring upon TATOP or its Permitted Transferees (as defined below) any rights as a shareholder of TAT, including (without limitation) the right to vote, receive dividends, consent or receive notices in respect of any meeting of shareholders for the election of directors of TAT or any other matter. For purposes of this Agreement, "Permitted Transferees" shall mean:
TATOP's partners or the shareholders or partners (as applicable) of such partners, or any entity solely and irrevocably



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TAT Warrant Agreement

controlled by TA-TEK Ltd., FIMI 2001 Ltd. or by Mr. Ishay Davidi (for so long as Mr. Davidi remains the CEO or equivalent position in Opportunity Fund or any successor fund).

2.   Exercise; Exercise Price.

     (a) The Exercise Price per each Warrant Share shall be US$8.5 (the "Exercise Price"), subject to the adjustments set forth below.

     (b) TATOP may exercise the Warrant, in whole or in part (provided that each exercise shall be of at least 25,000 Warrant Shares (the "Minimum Quantity")), at any time and from time to time (each, an "Exercise") during the Exercise Period (as defined in Section 3 below) by delivering a written Notice of Exercise (the "Notice of Exercise") to TAT, specifying the number of Warrant Shares underlying the exercised portion of the Warrant, together with the full payment in cash (to a bank account to be designated by TAT) of the Exercise Price due to TAT with respect to such Warrant Shares (the "Exercise
Consideration"), and the Warrant Certificate, which in the case of a partial exercise, will be replaced by a new Warrant Certificate, as more fully set forth below. For purposes of this Agreement, the date on which the Notice of Exercise is delivered to TAT shall be referred to as the "Exercise Date".

     (c) Exercise on a Net-Issuance Basis.

In lieu of payment to TAT of the Exercise Consideration as set forth in subsection (a) above, TATOP may inform TAT in the Notice of Exercise that it elects to exercise the Warrant on a net-issuance basis, in which case, the Warrant shall be exercisable, in whole or in part (provided that "Y" below shall not be less than the Minimum Quantity), at any time and from time to time during the Exercise Period, into the number of Warrant Shares calculated pursuant to the formula set forth below. In such notice, TATOP will specify the amount for which TATOP desires to exercise the Warrant.

Formula:

                     X =   Y x (A - B)
                           -----------
                                A

                     Where:

                     X =     the number of Warrant Shares to be issued to TATOP;
                     Y =     the number of Warrant Shares obtainable upon
                             exercise of the relevant
                             portion of the Warrant;
                     A       = the average closing price of an Ordinary
                             Share of TAT on Nasdaq over a thirty (30) trading days preceding the exercise date;
                             and
                     B       = the Exercise Price of the Warrant Shares,
                             as adjusted pursuant to the provisions
                             contained herein.


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TAT Warrant Agreement


3. Exercise Period. TATOP may exercise part (but not less than the Minimum Quantity as set forth above) or all of the Warrant, at any time, and from time to time, until the termination of the 66 month period commencing at the Closing.

4.   Warrant Shares.

     4.1 Reservation of Warrant Shares. TAT represents that it will reserve and at all times keep reserved, so long as any portion of the Warrant remains outstanding, out of its authorized share capital, such number of Ordinary Shares as may be subject to purchase under the outstanding Warrant.

     4.2 Issue. By no later than seven (7) business days following the Exercise Date and (unless TATOP elects to exercise the Warrant on a Net-Issuance Basis) payment of the Exercise Consideration as set forth in Section 2 above, TAT shall issue and cause to be delivered to TATOP or, upon the written order of TATOP, to any third party as TATOP may designate, a certificate or certificates (the "Warrant Share Certificate") of the number of full Warrant Shares so purchased, together with cash, as provided in Section 5.6 hereof in respect of any fractional Warrant Shares otherwise issuable upon such surrender. Such Warrant Shares, delivered upon Exercise, shall be duly authorized, validly issued, fully paid and nonassessable, shall not be subject to call, forfeiture or preemptive rights and shall be delivered free and clear of all Encumbrances (as defined below).

The term "Encumbrance" means and includes any interest or equity of any person (including any right to acquire, option, or right of preemption) or any mortgage, charge, pledge, lien, or assignment, or any other encumbrance or security interest or arrangement of whatsoever nature over or in the relevant property.

Such Warrant Share Certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the Exercise Date and payment of the Exercise Consideration, to the extent applicable, notwithstanding that the Warrant Share Certificates representing such securities shall not actually have been delivered or that the stock transfer books of TAT shall then be closed. In the event of a partial exercise of the Warrant at any time prior to the expiry of the Exercise Period, a new certificate evidencing the remaining amount applicable to the Warrant will be issued by TAT.

     4.3 Payment of Taxes. TAT will pay all stamp duty, if any, attributable to the issuance of the Warrant Shares.

5. Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price and/or the number and type of securities purchasable upon the exercise of the Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

     5.1. Adjustments.

          5.1.1 If TAT subdivides or combines its Ordinary Shares, the Exercise Price shall be proportionately reduced or increased, as


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TAT Warrant Agreement


               applicable, as at the effective date of such subdivision or combination, or if TAT fixes a record date for the purpose of so subdividing or combination, as at such record date, whichever is earlier.

          5.1.2 If TAT at any time (i) makes a  distribution  of bonus shares or
               (ii) issues by reclassification of its Ordinary Shares other securities of TAT, then the number of Warrant Shares purchasable upon exercise of the Warrant immediately prior thereto shall be adjusted so that TATOP shall be entitled to receive the kind and number of Warrant Shares or other securities of TAT which it would have owned or would have been entitled to receive immediately after the occurrence of any of the events described above, had the Warrant been exercised immediately prior to the occurrence of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 5.1.2 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. For the avoidance of doubt, if the distribution or reclassification is eventually called-off, the adjustment made pursuant to this Section shall be cancelled as of the announcement of the cancellation of such distribution or reclassification. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of such Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

          5.1.3 If at any time TAT shall distribute a dividend in liquidation or partial liquidation or by way of return of capital, or a dividend payable out of earnings or surplus legally available for dividends (each, a "Distribution"), the Exercise Price shall be reduced by an amount equal to the per-share distribution actually paid by TAT as of the date fixed for the purpose of such Distribution; provided, however, that if the Distribution is eventually called off, the adjustment made pursuant to this section shall be cancelled as of such announcement.

     5.2. Merger; Consolidation. In the event that TAT consolidates with or merge with or into another corporation or convey all or substantially all of its assets to another corporation or other entity, then, in each such case, TATOP, upon any exercise of this Warrant, at any time after the consummation of such consolidation, merger, or conveyance, shall be entitled to receive, in lieu of the Warrant Shares receivable upon the exercise of the Warrant prior to such consummation, the shares or


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TAT Warrant Agreement


other securities or property to which it would have been entitled upon the consummation of such consolidation, merger or conveyance if it had exercised the Warrant immediately prior thereto, all subject to further adjustment as provided in this Section, and the successor or purchasing corporation or other entity in such consolidation, merger or conveyance (if not TAT) shall duly execute and deliver to TATOP a supplement hereto acknowledging such corporation's or entity's obligations under the Warrant; and in each such case, the terms of the Warrant (including the exercisability and adjustment provisions of the Warrant) shall be applicable to the shares or other securities or property receivable upon the exercise of the Warrant after the consummation of such consolidation, merger or conveyance.

     5.3 No Impairment. TAT will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by TAT, but both parties will at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the rights hereunder against impairment.

     5.4 No Fractional Shares. No fractional shares shall be issued upon exercise of all or any portion of a Warrant, and the number of Warrant Shares to be issued shall be rounded to the nearest whole share (with cash being paid by TAT for any unissued fractional shares).

     5.5 Notice of Adjustment. Upon the occurrence of each adjustment or readjustment of the Exercise Price or the number of Warrant Shares pursuant to this Section 5, TAT, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to TATOP a certificate setting forth each adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The certificate shall also set forth (i) the Exercise Price at the time in effect, and (ii) the amount, if any, of other property which at the time would be received upon the conversion of the outstanding Warrant.

     5.6 Notices of Record Date or Payment Date. In the event of any taking by TAT of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (including a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, TAT shall mail to TATOP a notice, which shall be sent simultaneously with the notice sent to other shareholders of TAT, specifying the date on which any such record and/or scheduled date of actual payment, if determined, is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

6.   Miscellaneous.

     6.1. Notices. Any notice pursuant to this Agreement by TAT or by TATOP shall be in writing and shall be deemed to have been duly given (i) if given by


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TAT Warrant Agreement


facsimile transmission (to the fax numbers set forth herein) on the business day on which such transmission is sent and confirmed, or (ii) if given by mail (to the addresses set forth herein), two business days following the date it was sent.

Each party may from time to time change the address or fax number to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.


Addresses and Facsimile Numbers:
--------------------------------

TA-TOP, Limited Partnership
c/o TA-TEK Ltd., its general partner
c/o FIMI 2001 Ltd.
"Rubinstein House"
37 Petach Tikva Road
Tel: 03-5652244
Fax: 03-5652245

With a copy to:
Sharon Amir, Adv.
Naschitz, Brandes & Co.
5 Tuval Street
Tel-Aviv 67897
Israel
Facsimile:  +972-3-623-5021

TAT: TAT Technologies Ltd.
Industrial Zone, Yasur, Gedera, 70700
PO Box. 80 (70750)
Facsimile Number: [                 ]

With a copy to: J. Zaltzman,
J. Zaltzman & Co.
6 Hahilazon Street, Ramat-Gan 52522
Facsimile: 03-6111801
Attn: Adv. Yossi Zaltzman

     6.2 Assignment; Successors. Except as set forth below, TATOP may not sell, assign or transfer the Warrant or any portion or right thereof. Nothing contained herein shall be construed as limiting, in any way, the right of TATOP to sell, assign or otherwise transfer the Warrant Shares, subject to the provisions of applicable law.

Notwithstanding the above, upon the liquidation or dissolution of TATOP, TATOP may transfer the Warrant to its Permitted Transferees; provided, however that FIMI 2001 Ltd. shall at all time continue to represent the Permitted Transferees (as defined in Section 1.2 above), pursuant to an irrevocable power of attorney, for all purposes of this



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TAT Warrant Agreement


Agreement and the Warrant.

     6.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of Tel-Aviv in any action connected with this Agreement.

     6.4. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than TAT and TATOP any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of TAT and TATOP.

     6.5. Form of Warrant. The text of the Non-Assignable Warrant Certificate evidencing the Warrant (the "Warrant Certificate") and of the form of election to purchase Warrant Shares shall be substantially as set forth in Exhibit 1 attached hereto. The Exercise Price and, accordingly, number of Warrant Shares issuable upon exercise of the Warrant is subject to adjustment upon the occurrence of certain events, all as herein provided.

     6.6. Warrant Certificate.

          6.6.1 Mutilated or Missing Warrant. In case the Warrant Certificate shall be mutilated, lost, stolen or destroyed, TAT shall, at the request of the affected TATOP, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or in lieu of and substitution for the certificate lost, stolen or destroyed, a new non-assignable Warrant Certificate representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to TAT of such loss, theft or destruction of such Warrant Certificate.

          6.6.2 Entire Agreement; Amendment and Waiver.

     This Agreement and the Exhibits and Schedules hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof. All prior understandings and agreements among the parties are void and of no further effect. Any term of this Agreement may be amended, waived, or discharged (either prospectively or retroactively, and either generally or in a particular instance), by a written instrument signed by all the parties to this Agreement.









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TAT Warrant Agreement


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



TAT Technologies Ltd.
By:    _______________________
Name:  _______________________
Title: _______________________



TA-TOP, Limited Partnership.


By: TA-TEK Ltd., its general partner
Name and Title:





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TAT Warrant Agreement


EXHIBIT 1

Non-Assignable Warrant Certificate No. ________

WARRANT TO PURCHASE ORDINARY SHARES

VOID AFTER 5:00 p.m. ISRAEL TIME, ON [                ].


                              TAT Technologies Ltd.


INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL

This  certifies  that,  for  value  received,  TATOP,  Limited  Partnership  the registered holder hereof ("TATOP"), is entitled to purchase from TAT Technologies Ltd. ("TAT"), at any time during the Exercise Period (as defined in the Warrant Agreement (the "Agreement")) commencing at 9.00 a.m., Israel Time, on the first day of the Exercise Period and ending before 5.00 p.m., Israel Time, on the last day of the Exercise Period, 500,000 Ordinary Shares of TAT (the "Warrant Shares"), at a purchase price per share of US$8.5 (the "Exercise Price"). The number and type of securities purchasable upon exercise of each Warrant evidenced hereby and the Exercise Price shall be subject to adjustment from time to time as set forth in the Agreement.

The terms of this Warrant are subject to the terms and provisions contained in the Agreement.

The Warrant evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Irrevocable Exercise Notice in the form attached hereto, duly executed (with a signature guarantee as provided thereon) and, if not exercised on a Net-Issuance Basis as set forth in Section 2(b) of the Agreement, simultaneous payment of the Exercise Consideration at the principal office of TAT. Payment of such Exercise Consideration shall be made at the option of TATOP in cash or by bank check, in same day funds.

Upon any partial exercise of the Warrant evidenced hereby, there shall be signed and issued, to TATOP, a new Warrant Certificate in respect of the balance of the Warrant Shares as to which the Warrant evidenced hereby shall not have been exercised. No fractional Ordinary Shares will be issued upon the exercise of rights to purchase hereunder, but TAT shall pay the cash value of any fraction upon the exercise of one or more Warrant.

This Warrant is neither transferable nor assignable.



TAT Technologies Ltd.______

______________________________
ATTEST:_______________________


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TAT Warrant Agreement


Dated: __________
TAT Technologies Ltd.
Industrial Zone
Yasur, Gedera, 70780                                 Via Fax: _______
(POBox 80/70750)                                            and Registered Mail

IRREVOCABLE EXERCISE NOTICE


TA-TOP, Limited Partnership, hereby irrevocably elects to exercise the right of purchase represented by the Non-Assignable Warrant Certificate with respect to


________ [Note: not less than 25,000] Ordinary Shares (the "Shares"), with cash payment equal to the Exercise Price of US$8.5 per share/on a Net Issuance Basis (Please delete the non-applicable option)


and requests that certificates for the Ordinary Shares be issued in the name of:

(name and address must be printed or typewritten)
_____________________________
 TA-TOP, Limited Partnership,
_____________________________
Address

and, if the Shares shall be less than the total number of Ordinary Shares that TATOP is entitled to purchase pursuant to this Warrant, a new Warrant Certificate shall be registered for the balance of the Ordinary Shares in the name of the undersigned and delivered to the address stated below.

Dated:      __________________

 TA-TOP, Limited Partnership

(Please Print)
Address:______________________________
        ______________________________
Signature: ___________________________

Note: The above signature must correspond with the name as written upon the face
of  this  Warrant  Certificate  in  every  particular,   without  alteration  or
enlargement or any change whatever.

Signature Witnessed:




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